Exhibit 99.1

THE CHILDREN’S PLACE APPOINTS KATHERINE KOUNTZE

TO ITS BOARD OF DIRECTORS

Ms. Kountze Will Also Serve on the Audit Committee

Secaucus, New Jersey – November 1, 2021 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that on November 1, 2021, the Company appointed Katherine Kountze to the Company’s Board of Directors and as a member of the Audit Committee.  Ms. Kountze will hold office until the annual meeting of stockholders of the Company to be held in 2022.  Ms. Kountze is an independent director under applicable SEC and Nasdaq rules.

Ms. Kountze is currently the Executive Vice President & Chief Information Officer of DentaQuest, a purpose-driven oral health care company and has held that position since April 2021. Prior to DentaQuest, from 2010, Ms. Kountze was the Senior Vice President and Chief Information Officer at Eversource Energy, a business and residential energy provider serving the Northeastern United States. From 2001 to 2010, Ms. Kountze served in various senior information and data security positions at The United Illuminating Company, culminating in her role as Vice President and Chief Information Officer in 2007. Ms. Kountze currently serves on the board of directors and audit committee of Bombardier Recreation Products and is a member of several advisory councils and industry organizations, including the Massachusetts Cybersecurity Strategy Council, the Boston CIO Leadership Advisory Council, the AT&T Executive Customer Advisory Committee, and the Advisory Board for Apprenti, a technology apprenticeship program. Ms. Kountze received her Bachelor of Arts degree in Actuarial Math & Science from the University of Connecticut, a Master of Science degree in Computer Science from the University of New Haven, and a Certificate for Finance Accounting from Harvard Business Online.

Norman Matthews, Chairman of the Board said, “Kathy is an expert in cybersecurity, and she is an experienced and accomplished C-suite information technology executive, skilled at aligning technology with the needs of the business. Kathy is an important addition to our Board, and will be a key liaison between the Board and the management team as the Company continues to successfully deliver on its accelerated digital transformation.”

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, and “Gymboree” brand names. As of July 31, 2021, the Company had 708 stores in the United States, Canada, and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners had 208 international points of distribution in 17 countries.

Forward Looking Statements

This press release, contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 30, 2021. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting remote and hybrid learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, or foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations, (201) 558-2440 ext. 14500

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